Exhibit 99.1
Martin Midstream Partners L.P. Announces Pricing of Public Offering
          KILGORE, Texas, February 3, 2010 /PRNewswire-FirstCall via COMTEX/ —
Martin Midstream Partners L.P. (NASDAQ: MMLP) announced today that it has priced its previously announced public offering of 1,650,000 of its common units at price to the public of $32.35 per unit. The closing of the offering is expected to occur on February 8, 2010, subject to satisfaction of customary closing conditions. Estimated net proceeds from the offering will be used by Martin Midstream Partners to repay outstanding indebtedness incurred under its revolving loan facility, which amounts may be reborrowed to fund both recent acquisitions and expansion capital expenditures. UBS Investment Bank, RBC Capital Markets Corporation and Wells Fargo Securities are acting as joint book-running managers for the offering. In addition, Morgan Keegan & Company, Inc. and Stifel, Nicolaus & Company, Incorporated are co-managing underwriters. Martin Midstream Partners has granted the underwriters a 30 day option to purchase up to an additional 247,500 common units in order to cover any over-allotments in connection with the offering.
     The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained from the following addresses:
UBS Investment Bank
Attn: Prospectus Dept.
299 Park Avenue
New York, NY 10171
Toll-free: 888-827-7275
RBC Capital Markets Corporation
Attention: Equity Syndicate
3 World Financial Center
200 Vesey Street, 8th Floor
New York, NY 10281-8098
Telephone: 212-428-6670
Wells Fargo Securities
Attn: Equity Syndicate Dept.
375 Park Avenue
New York, NY 10152
Email: equity.syndicate@wachovia.com
Telephone: 800-326-5897
     You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.
     This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering is being made only by means of a prospectus and related prospectus supplement.
About Martin Midstream Partners (NASDAQ: MMLP)
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Company’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering and processing and NGL distribution services; marine transportation services for petroleum products and by-products; and sulfur and sulfur-based products processing, manufacturing, marketing and distribution.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in MMLP’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com, or
Joe McCreery,
Vice President — Finance & Head of Investor Relations,
Martin Midstream Partners L.P.
Phone: (903) 812-7989
joe.mccreery@martinmlp.com